Exhibit 10.7

Rent & Operation Contract

Party A: Wuxi Nankai Real Estate Development Co., Ltd

Party B: Wuxi the Fifth Season Investment Management Co., Ltd.

  General Information of the Rented Room
  Rent Purpose: business operation
  Location: Room 205-2F, 202-1F, 202-2F, 202-3F, Nanchan Temple Zijin Square, Wuxi City, Jiangsu Province
  Area: 9241.12 sq.m.
  Property Right
  Party A promises to own the operation right to the rented room, and Party A is totally entitled to rent the room. Party A would settle the problem if there is any third party claims to the property right to the rented room.
  Term, Rental and Other Fees of Tenancy
  Term of Tenancy: from December 1, 2009 to December 31, 2013, both Party A and Party B shall have the right to terminate this agreement during the last two years of the tenancy.
  Free Rental Term: from December 1, 2009 to December 31, 2010
  Rental: RMB 5,000,000 yuan per year (rental excluding from fees on water, electric, gas, communication, property management and government levy)
  Annual Rental will rise to RMB 9,700,000 yuan if Party B fails to: a. open the department store on September 28, 2010 with a open rate of 80% in the opening day and no less than 95% for the ground floor; or b. maintain the opening rate of 95% during the lease period; or c. obey the business time from 10 a.m. to 9 p.m..
  Way of Payment: pay twice per year

Sublease Clause

  80% area of the leased building can be subleased to the third party

Breach of the Contract

  When any Party of the contract breaches the contract and leads the performance of the contract unavailable, the breach party shall bear the responsibility of breach of the contract and pay the indemnities to the observed party and pay the liquidated damages of 50% of the remained un-paid rental.
  Headlines of the articles omitted
  Decoration & Fitment
  Sales & Property Management
  Modification and Termination of Contract
  Miscellaneous

Party A: Wuxi Nankai Real Estate Development Co., Ltd.
Representative: Zhezhang Miu
By: /seal/ Wuxi Nankai Real Estate Development Co., Ltd.
       /s/ Zhenbang Miu

Date: July 28, 2009

Party B: Hangzhou the Fifth Season General Merchandise Investment Management Co., Ltd.
Representative: Kai Wu
By: /seal/ Hangzhou the Fifth Season General Merchandise Investment Management Co., Ltd.
       /s/ Kai Wu

Date: July 28, 2009